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                                                                    EXHIBIT 99.3


                             AMERICAN BANCORP, INC.


                     DISCLOSURE OF APPROVAL BY THE COMPANY'S
                     AUDIT COMMITTEE FOR THE PERFORMANCE OF
                       NON-AUDIT SERVICES BY THE COMPANY'S
                   INDEPENDENT AUDITORS PURSUANT TO 18 U.S.C.
                  SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      202 OF THE SARBANES-OXLEY ACT OF 2002


For the third quarter of 2002, the Audit Committee of American Bancorp, Inc. approved that its independent auditors could provide answers to miscellaneous inquires by management and provide advice